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                                                                    EXHIBIT 23.1

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the use in the foregoing Registration Statement to Form SB-2 of our report dated April 4, 2003, relating to the financial statements of Torbay Holdings, Inc. appearing in the Torbay Holdings, Inc. Annual Report on Form 10-KSB for the years ended December 31, 2002 and 2001, filed with the Securities and Exchange Commission on April 15, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Weinberg & Co., P.A.
WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS


Boca Raton, Florida
July 27, 2003